FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                Metrika Systems Corporation
              ----------------------------------------------------
               (Exact name of registrant as specified in its charter)

                        Delaware                       33-0733537

                (State of incorporation             (I.R.S. Employer
                    or organization)             Identification Number)


            5788 Pacific Center Boulevard,
                 San Diego, California                    92121
        (Address of principal executive offices)       (Zip Code)




         Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of each class     Name of each exchange on which
                to be so registered      each class is to be registered

            Common Stock, par value
                   $.01 per share         American Stock Exchange, Inc.


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:

                                       None
         --------------------------------------------------------------
                                (Title of Class)

                                       None
         --------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

   Item 1.        Description of Registrant's Securities to be Registered.

        Information concerning the Common Stock, par value $.01 per share, to be registered hereunder was included in the Registrant's Registration Statement on Form S-1 filed with the Commission on April 15, 1997, Registration No. 333-25243, under the caption "Description of Capital Stock" and in the Prospectus included in such Registration Statement and is incorporated herein by reference.

   Item 2.        Exhibits.

        To be filed with the Securities and Exchange Commission:

             Not applicable.

        To be filed with the American Stock Exchange, Inc.:

             a.   Certificate of Incorporation of the Registrant

             b.   By-Laws of the Registrant

             c.   Specimen Common Stock Certificate
PAGE
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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

   June 12, 1997

                                 METRIKA SYSTEMS CORPORATION


                                 By:   /s/ Jonathan W. Painter
                                     --------------------------------------
                                      Jonathan W. Painter
                                      Treasurer